Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund 2
811-10551

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of reorganization, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to August 15, 2014, September 15,
2014 and again to October 20, 2014.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
Reorganization



   For
     4,434,435
     1,804,076
   Against
        299,121
        115,306
   Abstain
        135,521
          54,867
   Broker Non-Votes
     1,006,126
        656,342
      Total
     5,875,203
     2,630,591






To approve a new investment
management agreement



   For
     3,767,516
                  -
   Against
        198,043
                  -
   Abstain
        122,750
                  -
   Broker Non-Votes
     1,225,696
                  -
      Total
     5,314,005
                  -



To approve a new sub-advisory
agreement



   For
     3,764,443
                  -
   Against
        198,824
                  -
   Abstain
        125,043
                  -
   Broker Non-Votes
     1,225,695
                  -
      Total
     5,314,005
                  -




Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-244139, on
June 23, 2014.